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PART II                                                             EXHIBIT 15.1
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               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION


CVS Corporation
Woonsocket, Rhode Island

Board of Directors:

Re: Registration Statements Numbers 333-49407, 33-40251, 333-34927, 333-28043, 33-17181, 2-97913, 2-77397 and 2-53766 on Form S-8,
         333-78253 on Form S-4 and 333-52055 on Form S-3

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated July 27, 1999 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

Very truly yours,


/s/ KPMG LLP
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KPMG LLP

Providence, Rhode Island
August 6, 1999



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